EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of the Translation Group, Ltd., and to the incorporation by reference therein of our report dated June 30, 1998, with respect to the consolidated financial statements of the Translation Group, Ltd. for the year ended March 31, 1998 incorporated by reference in post effective Amendment No. 1 on Form S-3 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission.



Richard A. Eisner & Company, LLP

New York, New York
February 8, 2000